UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 7, 2026

ZEVIA PBC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40630	86-2862492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15821 Ventura Blvd., Suite 135, Encino, CA		91436
(Address of Principal Executive Offices)		(Zip Code)

(424) 343-2654
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2026, the Board of Directors (the “Board”) of Zevia PBC (the “Company”), upon the recommendation of the Nominating and Enterprise Risk Management Committee of the Company, appointed Suzanne Ginestro as an independent Class II director of the Company, effective as of January 7, 2026 (the “Effective Date”), to serve until the Company’s 2026 Annual Meeting of Stockholders, when she will be subject to re-election to the Board by a vote of the Company’s stockholders, or until her earlier resignation or removal. Ms. Ginestro has been appointed as a member of the Board’s Compensation Committee.

In connection with Ms. Ginestro’s appointment as a director, she is entitled to receive the standard compensation for service on the Board by the Company’s non-employee directors, as described in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders filed on April 24, 2025.

The Company expects Ms. Ginestro to enter into its standard director and officer indemnification agreement. A copy of the Company’s form of director and officer indemnification agreement was filed as Exhibit 10.4 to the Company’s Amendment No. 1 to Form S-1 Registration Statement filed on July 12, 2021.

There are no arrangements or understandings between Ms. Ginestro and any other persons pursuant to which Ms. Ginestro was selected as a director. There are no transactions, arrangements or relationships between the Company or its subsidiaries, on the one hand, and Ms. Ginestro, on the other hand, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

On January 7, 2026, Justin Shaw, a member of the Board, notified the Company that he will be stepping down from the Board, effective as of February 24, 2026. Mr. Shaw’s decision to resign was not a result of any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies, or practices. The Company and the Board express their appreciation for Mr. Shaw’s long service to the Company and his significant contributions to the Board throughout.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release publicly announcing the appointment of Ms. Ginestro is furnished as Exhibit 99.1 attached hereto.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.      Description

99.1                   Press Release of Zevia PBC, dated January 7, 2026

104                   Cover Page Interactive Data File (embedded withing the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZEVIA PBC

Date: January 7, 2026	/s/ Steven M. Staes

	Name:	Steven M. Staes
	Title:	General Counsel and Corporate Secretary

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